Exhibit 99.1

For additional information contact:

Jennifer Moreno Reddick

Investor Relations

312.573.5634

jennifer.morenoreddick@navigant.com

NAVIGANT REPORTS THIRD QUARTER 2012 RESULTS

•	Third quarter 2012 revenues before reimbursements (RBR) of $181 million were consistent compared to third quarter 2011 while year-to-date 2012 RBR increased 5% over the prior year to $549 million.

•	Third quarter 2012 GAAP earnings per share (EPS) of $0.22 and adjusted EPS of $0.23 each increased 10% over third quarter 2011.

•	456,000 shares of common stock were repurchased during third quarter 2012 while long-term debt declined $18 million from the end of third quarter 2011.

•	Navigant narrows its financial outlook for full year 2012 within the original guidance range.

•	EVP and CFO Thomas Nardi announces plans to retire in first quarter 2013.

CHICAGO, October 30, 2012 – Navigant (NYSE:NCI) today announced financial results for the third quarter ended September 30, 2012.

“We delivered a solid quarter financially, with higher earnings and strong cash flow that enabled us to make growth investments, continue to pay down debt and repurchase shares,” commented Julie Howard, Chief Executive Officer. “While certain aspects of the disputes and investigations market remain inconsistent, an environment that we anticipate will persist throughout the fourth quarter, we continue to experience active demand in other practice areas and anticipate a strong finish to the year. We are on track to achieve financial results within our original 2012 target range and I am optimistic about our 2013 prospects and our ability to continue to progress our long-term strategy.”

Third Quarter 2012 Results

Total Company Third Quarter and Year-To-Date 2012 Financial Results (1)
	Q3 2012	Q3 2011	Change	YTD September 2012	YTD September 2011	Change
RBR ($000)	$181,128	$181,821	-0.4%	$549,037	$524,718	4.6%

Total Revenues ($000)	$208,063	$204,472	1.8%	$619,284	$587,679	5.4%

EBITDA ($000)	$25,650	$25,749	-0.4%	$75,331	$73,457	2.6%

Adjusted EBITDA ($000)	$26,288	$26,346	-0.2%	$78,389	$75,533	3.8%

Net Income ($000)	$11,444	$10,536	8.6%	$32,642	$30,074	8.5%

Earnings Per Share	$0.22	$0.20	10.0%	$0.63	$0.59	6.8%

Adjusted Earnings Per Share	$0.23	$0.21	9.5%	$0.67	$0.61	9.8%

Average Billable Full Time Equivalents (FTEs)	1,919	1,838	4.4%	1,902	1,795	6.0%

End of Period Billable FTEs	1,944	1,854	4.9%	1,944	1,854	4.9%

Consultant Utilization (1,850 base) (2)	73%	76%	-3.9%	74%	78%	-5.1%

Average Bill Rate (excluding performance based fees)	$279	$282	-1.1%	$283	$282	0.4%

Days Sales Outstanding (DSO)	85	81	4.9%	85	81	4.9%

1)	EBITDA, adjusted EBITDA and adjusted earnings per share are non GAAP financial measures. See the attached financial schedules for a reconciliation of EBITDA, adjusted EBITDA and adjusted earnings per share to the most directly comparable GAAP financial measures.
2)	Prior period utilization and bill rate figures have been restated to reflect consulting personnel only and do not include technology personnel (i.e., those who provide client services but do not record time to specific client engagements).

Navigant reported third quarter 2012 RBR that was on par with both the prior year (which benefitted from $9 million in performance-based fees) and the prior quarter while up 5% year-to-date over 2011. Third quarter 2012 RBR attributed to Technology, Data & Process services increased 62% due, in large part, to ongoing work on data intensive financial services litigation matters. Third quarter 2012 adjusted EBITDA was flat compared to the prior year while adjusted EBITDA for the first nine months of 2012 was up 4% over the prior year period to $78 million. Third quarter 2012 adjusted EPS increased 10% over the prior year on both a quarterly and a year-to-date basis. Navigant’s third quarter 2012 average billable FTEs continued to climb steadily, up 4% from third quarter 2011 and up 6% year-to-date from 2011, primarily due to growth in the Company’s Healthcare, Energy and Technology Solutions practice areas. Cash flow remained strong during the third quarter 2012 and was used to fund two investments within Navigant’s Healthcare and Energy segments. Total long-term debt as of September 30, 2012 declined $18 million from the prior year.

Business Segment Highlights

Business Segment Third Quarter and Year-To-Date 2012 Financial Results (3)
	Q3 2012	Q3 2011	Change	YTD September 2012	YTD September 2011	Change
Business Segment RBR ($000)
Disputes, Investigations & Economics	$82,325	$85,723	-4.0%	$254,894	$256,660	-0.7%
Financial, Risk & Compliance Advisory	39,194	39,850	-1.6%	119,224	103,819	14.8%
Healthcare	36,701	34,023	7.9%	109,265	99,620	9.7%
Energy	22,908	22,225	3.1%	65,654	64,619	1.6%

Total Company	$181,128	$181,821	-0.4%	$549,037	$524,718	4.6%

Business Segment Revenues ($000)
Disputes, Investigations & Economics	$88,984	$93,559	-4.9%	$272,967	$280,504	-2.7%
Financial, Risk & Compliance Advisory	50,295	45,447	10.7%	146,970	119,012	23.5%
Healthcare	40,957	38,656	6.0%	122,722	111,926	9.6%
Energy	27,827	26,810	3.8%	76,625	76,237	0.5%

Total Company	$208,063	$204,472	1.8%	$619,284	$587,679	5.4%

Segment Operating Profit ($000)
Disputes, Investigations & Economics	$29,000	$31,669	-8.4%	$91,163	$92,168	-1.1%
Financial, Risk & Compliance Advisory	12,830	11,531	11.3%	41,987	32,909	27.6%
Healthcare	12,315	10,610	16.1%	35,248	30,983	13.8%
Energy	7,837	8,644	-9.3%	22,566	24,702	-8.6%

Total Company	$61,982	$62,454	-0.8%	$190,964	$180,762	5.6%

3)	A metrics summary including data by segment is available at www.navigant.com/investor relations.

Third quarter 2012 RBR in the Disputes, Investigations & Economics segment declined 4% from third quarter 2011 while year-to-date 2012 segment RBR declined 1% from the prior year period. Overall demand for services across the segment stabilized in third quarter 2012, with particular strength in the segment’s Technology Solutions business as well as in the financial services sector, where credit crisis related litigation continues to evolve. Other parts of the disputes market are more sluggish and general economic conditions have kept clients focused on controlling costs. Although this environment is expected to continue in the near term, the segment is well positioned to capitalize on emerging opportunities in 2013.

In the Financial, Risk & Compliance Advisory segment, third quarter 2012 RBR declined 2% from third quarter 2011 while year-to-date 2012 segment RBR increased 15% over the prior year period. Revenue ramp on mortgage servicing related engagements has been ongoing in 2012 and is expected to continue in 2013. This revenue growth was offset by lower revenues from the Global Investigations & Compliance business which is experiencing long lead times in the sales process for new anti-money laundering and anti-bribery and corruption matters. Additionally, third quarter 2011 segment results benefitted from sizeable performance-based fees from the Restructuring practice.

The Healthcare segment again delivered strong results as third quarter 2012 RBR increased 8% over third quarter 2011 and year-to-date 2012 RBR increased 10% over that of 2011. Within the evolving U.S. healthcare landscape, financial pressures amongst provider and payer organizations are leading to operational changes requiring a growing number of strategic assessments. The payer environment has also been particularly active as commercial and state entities seek to assess and implement new payment models. Additionally, the Healthcare segment’s Life Sciences team is realizing year-over-year revenue growth as it expands its global reach.

Third quarter 2012 Energy segment RBR increased 3% from third quarter 2011 and, on a year-to-date basis, 2012 RBR increased 2% over the prior year period. Revenue growth has been primarily driven by energy efficiency related engagements where Navigant is implementing, monitoring and measuring the effectiveness of demand side management programs in utilities across the U.S. Market research and subscription services are another, more recent area of revenue growth for the Energy segment.

CFO Nardi to Retire

Navigant today announced that Thomas Nardi, Executive Vice President and Chief Financial Officer, plans to retire in first quarter 2013. “Tom has been a key contributor over the past four years and will be missed as a valued member of our executive leadership team,” commented Howard. “He is a high caliber CFO and has demonstrated strong financial leadership during a challenging economic cycle for the Company. Tom will continue to work with us through our year-end earnings process and will help ensure a seamless transition to our new CFO.”

Nardi stated, “It has been a privilege to work with a strong management team during a period of significant economic pressure and strategic realignment and I believe that Navigant is well positioned to successfully execute its strategy. I appreciate the opportunities and challenges provided to me and look forward to watching Navigant’s trajectory of success in the years to come.”

Navigant has initiated a search for a new Chief Financial Officer.

2012 Outlook

Navigant narrowed its full year 2012 outlook within its original guidance range as discussed on February 2, 2012. Total 2012 revenues are estimated to range from $830 to $845 million and RBR is estimated to be between $730 and $745 million. 2012 adjusted EBITDA is estimated to range from $103 to $110 million, while adjusted EPS is estimated to be between $0.88 and $0.95.

Conference Call Details

Howard will host a conference call to discuss the Company’s third quarter 2012 results at 10:00 a.m. Eastern Time on Tuesday, October 30, 2012. The conference call may be accessed via the Navigant website (www.navigant.com/investor relations) or by dialing 888.593.8430 (312.470.7390 for international callers) and referencing pass code “NCI.” A replay of the web cast will be available for approximately 90 days.

About Navigant

Navigant (NYSE: NCI) is a specialized, global expert services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals combine technical expertise in Disputes, Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism in the highly regulated Construction, Energy, Financial Services and Healthcare industries. More information about Navigant can be found at www.navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “outlook,” “plans,” “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

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NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	For the quarters ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
Revenues:
Revenues before reimbursements	$181,128	$181,821	$549,037	$524,718
Reimbursements	26,935	22,651	70,247	62,961

Total revenues	208,063	204,472	619,284	587,679
Costs of services:
Cost of services before reimbursable expenses	122,392	123,209	368,595	354,846
Reimbursable expenses	26,935	22,651	70,247	62,961

Total costs of services	149,327	145,860	438,842	417,807
General and administrative expenses	33,086	32,863	104,491	96,415
Depreciation expense	3,618	3,481	10,874	10,064
Amortization expense	1,504	2,234	4,879	6,698
Other operating costs:
Contingent acquisition liability adjustment	—	—	620	—

Operating income	20,528	20,034	59,578	56,695
Interest expense	1,297	1,907	4,186	5,658
Interest income	(167)	(396)	(586)	(1,192)
Other expense (income), net	95	(206)	56	(170)

Income before income tax expense	19,303	18,729	55,922	52,399
Income tax expense	7,859	8,193	23,280	22,325

Net income	$11,444	$10,536	$32,642	$30,074

Basic net income per share	$0.22	$0.21	$0.64	$0.59
Shares used in computing net income per basic share	50,863	51,109	51,002	50,702

Diluted net income per share	$0.22	$0.20	$0.63	$0.59
Shares used in computing net income per diluted share	51,460	51,487	51,647	51,263

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,239	$2,969
Accounts receivable, net	209,594	179,041
Prepaid expenses and other current assets	27,066	22,766
Deferred income tax assets	13,757	16,229

Total current assets	251,656	221,005
Non-current assets:
Property and equipment, net	45,542	41,138
Intangible assets, net	12,430	16,825
Goodwill	583,459	570,280
Other assets	32,226	25,953

Total assets	$925,313	$875,201

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,867	$16,261
Accrued liabilities	11,561	8,432
Accrued compensation-related costs	65,096	95,451
Income tax payable	897	3,558
Other current liabilities	37,578	32,622

Total current liabilities	133,999	156,324
Non-current liabilities:
Deferred income tax liabilities	64,945	52,964
Other non-current liabilities	23,272	20,445
Bank debt non-current	155,538	131,790

Total non-current liabilities	243,755	205,199

Total liabilities	377,754	361,523

Stockholders’ equity:
Common stock	62	61
Additional paid-in capital	579,366	567,627
Treasury stock	(212,585)	(197,602)
Retained earnings	189,015	156,373
Accumulated other comprehensive loss	(8,299)	(12,781)

Total stockholders’ equity	547,559	513,678

Total liabilities and stockholders’ equity	$925,313	$875,201

Selected Data
Days sales outstanding, net (DSO)	85	76

NAVIGANT CONSULTING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the quarters ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$11,444	$10,536	$32,642	$30,074
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	3,618	3,481	10,874	10,064
Amortization expense	1,504	2,234	4,879	6,698
Share-based compensation expense	2,738	2,383	7,677	6,516
Accretion of interest expense	165	166	439	695
Deferred income taxes	1,571	(704)	13,055	10,609
Allowance for doubtful accounts receivable	1,057	2,248	4,110	5,276
Contingent acquisition liability adjustments, net	—	—	620	—
Changes in assets and liabilities (net of acquisitions):
Accounts receivable	(4,608)	(9,839)	(33,742)	(23,801)
Prepaid expenses and other assets	(1,598)	4,698	(6,794)	(47)
Accounts payable	2,121	2,830	2,570	3,719
Accrued liabilities	911	849	3,032	632
Accrued compensation-related costs	7,027	15,712	(30,517)	3,961
Income taxes payable	1,043	5,050	(1,809)	2,784
Other liabilities	(1,887)	674	1,405	(2,903)

Net cash provided by operating activities	25,106	40,318	8,441	54,277

Cash flows from investing activities:
Purchases of property and equipment	(3,532)	(2,071)	(14,511)	(5,472)
Acquisitions of businesses, net of cash acquired	(2,588)	(6,300)	(2,588)	(7,346)
Payments of acquisition liabilities	—	—	(1,106)	(10,217)
Other, net	(390)	—	(1,601)	(225)

Net cash used in investing activities	(6,510)	(8,371)	(19,806)	(23,260)

Cash flows from financing activities:
Issuances of common stock	606	333	2,733	1,383
Repurchase of common stock	(5,407)	—	(12,667)	—
Payments of contingent acquisition liabilities	—	—	(2,801)	—
Payment upon termination of credit agreement	—	—	—	(250,613)
Proceeds from credit agreement	—	—	—	250,613
Net (repayments to) borrowings from banks	(12,778)	(31,147)	23,222	(24,715)
Payments of term loan	—	—	—	(4,599)
Payments of debt issuance costs	—	—	—	(2,814)
Other, net	69	133	(970)	(706)

Net cash (used in) provided by financing activities	(17,510)	(30,681)	9,517	(31,451)

Effect of exchange rate changes on cash and cash equivalents	153	(226)	118	(123)

Net increase (decrease) in cash and cash equivalents	1,239	1,040	(1,730)	(557)
Cash and cash equivalents at beginning of the period	—	384	2,969	1,981

Cash and cash equivalents at end of the period	$1,239	$1,424	$1,239	$1,424

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Below are the reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP. Management uses these non-GAAP measures in addition to GAAP measures to assess the Company’s operations and financial results and believes they are useful indicators of operating performance and the Company’s ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that these measures may not be comparable to similarly-titled measures of other companies.

EBITDA, adjusted EBITDA, adjusted Net Income and adjusted Earnings per Share

EBITDA is earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes the impact of severance expense and other operating costs. Adjusted net income and adjusted earnings per share exclude the net income and per share net income impact of severance expense and other operating costs. Severance expense and other operating costs are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these measures provide investors with enhanced comparability of the Company’s results of operations across periods.

Free Cash Flow

Free cash flow is calculated as net cash provided from operations excluding changes in assets and liabilities and allowance for uncollectible accounts receivable less cash payments for property, plant and equipment and deferred acquisition related payments. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that it provides investors with an indicator of cash available for on-going business operations and long term value creation.

EBITDA, adjusted EBITDA, adjusted Net Income and adjusted Earnings Per Share	For the quarters ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
Severance expense	$638	$597	$2,438	$2,076
Income tax benefit (1)	(238)	(199)	(846)	(735)

Net income impact of severance expense	$400	$398	$1,592	$1,341

Other operating costs - contingent acquisition liability adjustment	$—	$—	$620	$—
Income tax benefit (1)	—	—	(250)	—

Net income impact of other operating costs	$—	$—	$370	$—

EBITDA reconciliation:
Operating income	$20,528	$20,034	$59,578	$56,695
Depreciation	3,618	3,481	10,874	10,064
Amortization	1,504	2,234	4,879	6,698

EBITDA	$25,650	$25,749	$75,331	$73,457
Severance expense	638	597	2,438	2,076
Other operating costs - contingent acquisition liability adjustment	—	—	620	—

Adjusted EBITDA	$26,288	$26,346	$78,389	$75,533

Net income	$11,444	$10,536	$32,642	$30,074
Net income impact of severance expense	400	398	1,592	1,341
Net income impact of other operating costs - contingent acquisition liability adjustment	—	—	370	—

Adjusted net income	$11,844	$10,934	$34,604	$31,415

Shares used in computing net income per diluted share	51,460	51,487	51,647	51,263
Adjusted earnings per share	$0.23	$0.21	$0.67	$0.61

(1)	Effective income tax (benefit) has been determined based on specific tax jurisdiction.

Free Cash Flow	For the quarters ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
Net cash provided by operating activities	$25,106	$40,318	$8,441	$54,277
Changes in assets and liabilities	(3,009)	(19,974)	65,855	15,655
Allowance for uncollectible accounts receivable	(1,057)	(2,248)	(4,110)	(5,276)
Purchases of property and equipment	(3,532)	(2,071)	(14,511)	(5,472)
Payments of acquisition liabilities	—	—	(1,106)	(10,217)
Payments of contingent acquisition liabilities	—	—	(2,801)	—

Free Cash Flow	$17,508	$16,025	$51,768	$48,967